EXHIBIT 99.1

Contact:
Christopher J. Zyda
Senior Vice President &
   Chief Financial Officer
Phone: (415) 486-2110
Email: czyda@luminentcapital.com

LUMINENT MORTGAGE CAPITAL, INC. ANNOUNCES 1st QUARTER EARNINGS

     SAN FRANCISCO, CA April 26, 2004 – Luminent Mortgage Capital, Inc. (NYSE: LUM) today reported net income for the quarter ended March 31, 2004 of $10.8 million or $0.43 diluted earnings per share based on 25,085,784 weighted-average shares outstanding.

     “We are pleased with Luminent’s performance in the first quarter. Our high-quality, short-duration portfolio benefited from attractive financing terms, healthy net interest margins and decreasing prepayments,” said Gail P. Seneca, Chairman of the Board and Chief Executive Officer of Luminent. “We believe that if current market conditions continue we can invest capital at healthy net interest spreads, while maintaining our standards of high credit quality and modest interest rate exposure.”

     Luminent declared a first quarter dividend of $0.42 per share, payable to stockholders of record on March 19, 2004. This dividend will be paid on April 26, 2004. Based on our March 31, 2004 closing stock price of $14.15, our $0.42 first quarter dividend equates to an annualized dividend yield of 11.9%. This historical yield should not be construed as a predictor of our future dividend yield.

     Luminent priced a public offering of 12,000,000 shares of common stock on March 29, 2004. The public offering was priced at $14.00 per share, for a total of approximately $168.0 million in gross proceeds. The net proceeds from this offering were received in early April. Due to the timing of the closing of the public offering, the results for the quarter ended March 31, 2004 do not reflect the impact of this additional capital.

     Mortgage assets held at March 31, 2004 were approximately $4.1 billion and were allocated as follows: 4.1% adjustable-rate mortgages, 94.6% hybrid adjustable-rate mortgages and 1.3% balloon-maturity mortgages. Approximately 71.9% of the assets were invested in agency securities with the remaining 28.1% invested in AAA-rated, securitized, residential whole loan mortgages. As of March 31, 2004, all of the mortgage-backed securities in our portfolio were purchased at a premium and the portfolio had an average amortized cost of 101.8.

     At March 31, 2004, the weighted-average coupon of the mortgage assets was 3.96%. The principal payment rate on our mortgage-backed securities, an annual rate of principal paydowns for our mortgage-backed securities relative to the outstanding principal balance of our mortgage-backed securities, was 20% for the quarter ended March 31, 2004. The principal payment rate declined in comparison to the quarter ended December 31, 2003.

     At March 31, 2004, the outstanding repurchase agreement balance was $2.7 billion with a weighted-average interest rate of 1.15%. The average maturity of our total liabilities was 313 days.

     For the quarter ended March 31, 2004, the weighted-average yield on average earning assets, net of amortization of premium was 3.20% and the cost of funds on our repurchase agreement liabilities was 1.20% resulting in a net interest spread of 2.00%, 39 basis points higher than our net interest spread for the fourth quarter of 2003.

     Luminent’s book value on March 31, 2004 was $460.5 million, or $12.50 per share, based on 36,841,146 shares outstanding on that date. The book value at March 31, 2004 includes the impact of the cash distribution of $0.42 per share for the first quarter. Our gross book value per share, excluding the unrealized losses on our portfolio, was $12.57 on March 31, 2004. We believe that total stockholders’ equity excluding accumulated comprehensive loss on mortgage-backed securities is a useful measure to investors because book value unadjusted for temporary decreases in the fair values of securities more closely represents the cost basis of our invested assets, net of our leverage, which is the basis for our net interest income and our distributions to stockholders under the provisions of the Internal Revenue Code governing REIT distributions.

     Leverage, defined as total repurchase agreements divided by total stockholders’ equity, at March 31, 2004 was 5.9. At March 31, 2004, we had not fully leveraged our portfolio to within our target range of eight to 12 times the amount of our equity. As a result, the total amount of mortgage-backed securities and repurchase agreement liabilities as of March 31, 2004 were lower than if we had leveraged our portfolio to a greater extent through additional repurchase agreement liabilities and related mortgage-backed security purchases.

     Luminent Mortgage Capital, Inc., based in San Francisco, California, was formed in April 2003 to invest primarily in U.S. agency and other highly rated, single-family, adjustable-rate, hybrid adjustable-rate and fixed-rate mortgage-backed securities, which it acquires in the secondary market. Luminent is externally managed and advised by Seneca Capital Management LLC. Luminent is organized and conducts its operations so as to qualify as a real estate investment trust for federal income tax purposes. Luminent’s website can be found at www.luminentcapital.com.

     Luminent will hold a first quarter 2004 earnings conference call on Monday, April 26, 2004 at 10:00 a.m. PST. The number to call is 1-800-901-5231 and the passcode is 79478854. The replay number is 1-888-286-8010 and the passcode is 71107944. The replay will be available through May 26, 2004. The call will be webcast and can be accessed at Luminent’s web site at www.luminentcapital.com or through CCBN’s individual investor center at www.fulldisclosure.com.

     The international dial-in number for the conference call is 1-617-786-2961 and the passcode is 79478854. There will be a replay available through May 26, 2004. The international replay number is 1-617-801-6888 and the passcode is 71107944.

     This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond

Luminent’s control. Luminent faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that prepayment rates may change, that mortgage-backed securities may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its qualification as a REIT for federal tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and that Luminent’s hedging strategies may not be effective. The reports that Luminent files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

LUMINENT MORTGAGE CAPITAL, INC.

BALANCE SHEET

(Unaudited)

(in thousands, except share and per share amounts)	March 31, 2004
Assets:
Cash and cash equivalents	$8,669
Mortgage-backed securities available-for-sale, at fair value	1,231,822
Mortgage-backed securities available-for-sale, pledged as collateral, at fair value	2,839,550
Interest receivable	13,152
Principal receivable	5,723
Offering proceeds receivable	157,865
Other assets	1,234

Total assets	$4,258,015

Liabilities:
Repurchase agreements	$2,695,774
Unsettled security purchases	1,079,154
Cash distribution payable	10,433
Futures contracts, at fair value	3,399
Accrued interest expense	5,262
Management fee payable, incentive fee payable and other related party liabilities	2,172
Accounts payable and accrued expenses	1,278

Total liabilities	3,797,472
Stockholders’ Equity:
Preferred stock, par value $0.001:
10,000,000 shares authorized; no shares issued and outstanding as of March 31 , 2004	—
Common stock, par value $0.001:
100,000,000 shares authorized; 36,841,146 shares issued and outstanding as of March 31, 2004	37
Additional paid-in capital	475,228
Deferred compensation	(286)
Accumulated other comprehensive loss	(6,445)
Accumulated distributions in excess of accumulated earnings	(7,991)

Total stockholders’ equity	460,543

Total liabilities and stockholders’ equity	$4,258,015

LUMINENT MORTGAGE CAPITAL, INC.

STATEMENT OF OPERATIONS

(Unaudited)

For the quarter
ended
(in thousands, except share and per share amounts)	March 31, 2004
Revenues:
Net interest income:
Interest income	$20,204
Interest expense	6,827

Net interest income	13,377
Expenses:
Management fee expense to related party	787
Incentive fee expense to related parties	846
Salaries and benefits	96
Professional services	417
Board of directors expense	56
Insurance expense	220
Custody expense	67
Other general and administrative expenses	88

Total expenses	2,577

Net income	$10,800

Net income per share – basic	$0.43

Net income per share – diluted	$0.43

Weighted-average number of shares outstanding – basic	25,077,736

Weighted-average number of shares outstanding – diluted	25,085,784